Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Jereme Sylvain, Executive Vice President, Chief Operating Officer and Chief Financial Officer of DexCom, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:
(i) the quarterly report on Form 10-Q for the quarter ended September 30, 2026 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 29, 2026

/s/ JEREME SYLVAIN
Jereme Sylvain
Executive Vice President, Chief Operating Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)